UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/04/2008

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) U.S. Vice President Severance Plan and U.S. Vice President Involuntary Separation Plan.

On November 4, 2008, in order to comply with Internal Revenue Code Section 409A ("Section 409A"), the Leadership Development and Compensation Committee (the "LDCC") of the Board of Directors of Sun Microsystems, Inc. (the "Company") determined it was no longer in the best interests of the Company to maintain both the U.S. Vice President Involuntary Separation Plan, which provides certain benefits to eligible employees in the event of termination as a result of a Workforce Reduction or Involuntary Separation (the "Separation Plan"), and the U.S. Vice President Severance Plan, which provides certain benefits to eligible employees in the event of termination as a result of Retirement or Mutual Agreement (the "Severance Plan"). Accordingly, the LDCC approved (i) the termination of the Separation Plan effective as of December 31, 2008; and (ii) the amendment of the Severance Plan effective as of January 1, 2009. The terms of the Severance Plan, as amended, are substantially similar to the terms of the Separation Plan and the existing Severance Plan.

As of January 1, 2009, the Severance Plan will provide certain benefits to eligible employees in the event of termination as a result of a Workforce Reduction, Involuntary Termination, Retirement or Mutual Agreement. For purposes of the Severance Plan, "Workforce Reduction" means employment is terminated because of the elimination or coordinated reduction of jobs within the employee's group, division, department or branch due to a corporate transaction or reorganization, technology change, funding reduction, reduced workload or similar occurrence (including an outsourcing arrangement or divestiture). "Involuntary Termination" means termination of employment by the Company for any reason except "cause." "Retirement" means voluntary resignation from the Company at or after attaining age 55 and with a number of full years of service with the Company that when added to the executive's age (in full years), the sum equals or exceeds 65. "Mutual Agreement" means that both the employee and the Company agree that employment should terminate. Cause is defined as misconduct as described in the Company's Misconduct Policy.

Regular full- and part-time employees on U.S. payroll at the level of vice president and above, who are not considered an employee of any of the Company's subsidiaries outside the U.S. and who are not considered to be a contingent worker, are eligible for benefits under the Severance Plan. The Severance Plan provides a two-tier benefit structure. One set of benefits is for vice presidents and above who are not on the Company's Executive Leadership Team. Another set of benefits is provided for vice presidents and above who are members of the Company's Executive Leadership Team. Each of our named executive officers is a member of the Company's Executive Leadership Team. However, Peter Ryan, our Executive Vice President, Global Sales and Services, is not on U.S. payroll and therefore not an "eligible employee" under the Severance Plan.

The benefits provided under the Severance Plan in the event of a termination as a result of a Workforce Reduction, Involuntary Termination, Retirement or Mutual Agreement are as follows:

Vice President

Employment Transition Services: 12 months of career service assistance
Severance Payments: 24 weeks Pay plus 4 weeks Pay per Year of Service up to 20 weeks
Payment of COBRA Premiums: 24 weeks premiums plus 4 weeks premiums per Year of Service up to 20 weeks

Executive Leadership Team

Employment Transition Services: 18 months of career service assistance
Severance Payments: 40 weeks Pay plus 4 weeks Pay per Year of Service up to 32 weeks
Payment of COBRA Premiums: 40 weeks premiums plus 4 weeks premiums per Year of Service up to 32 weeks

In addition, in the event of termination as a result of Retirement, the employee will be entitled to receive an additional 15 months of vesting for all stock options outstanding. For purposes of the Severance Plan, "Pay" is defined as base pay as of the date the employee is notified of termination, and "Years of Service" is defined as a full or partial year of service with the Company prior to the employee's termination date, including credit for up to seven years at a predecessor employer and upon rehiring if the prior length of service exceed the period during which the employee was not employed by the Company.

Except in the event of employment transition services, the payment of benefits is conditioned upon the execution of a release and waiver agreement by the employee within 45 calendar days of such employee's termination date, which is not subsequently revoked. If the release and waiver is properly executed, received by the Company and not subsequently revoked, and the employee is not a "Key Employee," the employee will be paid a lump sum severance payment 75 days (or as soon as administratively practicable thereafter) following the employee's separation from service and payment of COBRA premiums. If the release and waiver is properly executed, received by the Company and not subsequently revoked, and the employee is a "Key Employee," the employee will be paid a lump sum severance payment with the first payroll of the seventh month following the employee's separation from service and payment of COBRA premiums. For purposes of the Severance Plan, a "Key Employee" is defined as an employee who is determined to be a Key Employee in accordance with Section 409A.

Benefits shall not be provided under the Severance Plan if: (i) the employee is terminated for Cause or as a result of a disability; (ii) the employee enters into an individual agreement with the Company providing for severance-type benefits; (iii) the employee is entitled to or receives benefits under a change of control agreement or plan; (iv) the employee voluntarily terminates other than due to Retirement or Mutual Agreement; (v) the employee declines a written offer for a comparable job at the Company; (vi) the employee commences another regular job at the Company prior to the receipt of a signed release and waiver agreement; (vii) the employee commences a job for another employer prior to the employee's termination date with the Company; (viii) the employee is on a certain leave of absence at the time of notification of termination under the Severance; and (ix) the employee is terminated due to death prior to the time of notification of termination under the Severance Plan.

A copy of the Severance Plan, as approved, is attached hereto Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 10.1: U.S. Vice President Severance Plan, effective as of January 1, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: November 07, 2008	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	U.S. Vice President Severance Plan